Exhibit 4.2

DEPOSIT AGREEMENT

This DEPOSIT AGREEMENT is made and entered into as of January 27, 2015 by and among CORENERGY INFRASTRUCTURE TRUST, INC., a Maryland corporation (the “Company”), COMPUTERSHARE INC., a Delaware corporation (“Computershare”) and its wholly-owned subsidiary COMPUTERSHARE TRUST COMPANY, N.A., a nationally chartered trust company (the “Trust Company”),  jointly as Depositary (as hereinafter defined), and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

WITNESSETH:

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company’s Preferred Stock (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing a fractional interest in the Preferred Stock deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

Article I

DEFINITIONS

The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

SECTION 1.01.  “Aggregate Stock Ownership Limit” shall have the meaning set forth in Article VII, Section 7.1 of the Company’s Charter.

SECTION 1.02.  “Alternative Conversion Consideration” shall have the meaning set forth in Section 2.04 hereof.

SECTION 1.03.  “Alternative Form Consideration” shall have the meaning set forth in Section 2.04 hereof.

SECTION 1.04.  “Articles Supplementary” shall mean the Articles Supplementary classifying 23,000 shares of Preferred Stock as 7.375% Series A Cumulative Redeemable Preferred Stock of the Company, filed with the Department of Assessments and Taxation of the State of Maryland establishing the Preferred Stock as a series of Preferred Stock of the Company, as well as any subsequent amendment or restatement thereof filed by the Company with the Department of Assessments and Taxation of the State of Maryland.

SECTION 1.05.   “Change of Control” shall have the meaning set forth in the Articles Supplementary.

SECTION 1.06.  “Change of Control Conversion Date” shall have the meaning set forth in the Articles Supplementary.

SECTION 1.07.  “Charter” shall mean the Company’s Charter, as the same may be amended and supplemented from time to time.

SECTION 1.08.   “Common Stock” shall mean shares of the Company’s common stock, $.001 par value per share.

SECTION 1.09.  “Common Stock Conversion Consideration” shall have the meaning set forth in the Articles Supplementary.

SECTION 1.10.  “Common Stock Ownership Limit” shall have the meaning set forth in Article VII, Section 7.1 of the Company’s Charter.

SECTION 1.11.  “Computershare” shall have the meaning set forth in the Preamble hereto.

SECTION 1.12.   “Conversion Consideration” shall have the meaning set forth in Section 2.04 hereof.

SECTION 1.13.   “Corporate Office” shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at Computershare, 250 Royall Street, Canton, MA 02021.

SECTION 1.14.   “Deposit Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

SECTION 1.15.  “Depositary” shall mean Computershare and the Trust Company, collectively, and any successor as depositary hereunder.

SECTION 1.16.  “Depositary Share” shall mean the depositary shares, each representing a 1/100th fractional interest of a share of Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such underlying share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder.  Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Share, including the dividend and distribution, voting, redemption and liquidation rights contained in the Articles Supplementary.

SECTION 1.17.  “Depositary’s Agent” shall mean one or more agents appointed by the Depositary as provided, and for the purposes specified, in Section 7.05 hereof.

SECTION 1.18.  “DTC” shall have the meaning set forth in Section 2.03 hereof.

SECTION 1.19.  “Exchange Event” shall mean with respect to any Global Registered Receipt:

(1)            (A) the Global Receipt Depository which is the holder of such Global Registered Receipt or Receipts notifies the Company that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, and (B) the Company has not appointed a qualified successor Global Receipt Depository within 90 calendar days after the Company received such notice, or

(2)            the Company in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipt or Receipts.

SECTION 1.20.  “Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Company in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

SECTION 1.21.  “Global Registered Receipts” means a global registered Receipt registered in the name of a nominee of DTC.

SECTION 1.22.  “Funds” shall have the meaning set forth in Section 2.03 hereof.

SECTION 1.23.  “Letter of Representations” means any applicable agreement among the Company, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

SECTION 1.24.   “Moody’s” shall have the meaning set forth in Section 2.03 hereof.

SECTION 1.25.  “Optional Redemption Date” shall have the meaning set forth in Section 2.03 hereof.

SECTION 1.26.  “Optional Redemption Right” shall have the meaning set forth in Section 2.03 hereof.

SECTION 1.27.  “Preferred Stock” shall mean shares of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock, $.001 par value per share, heretofore validly issued, fully paid and non-assessable.

SECTION 1.28.  “Receipt” shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

SECTION 1.29.  “record date” shall mean the date fixed pursuant to Section 4.04 hereof.

SECTION 1.30.  “record holder” or “holder” as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

SECTION 1.31.  “Registrar” shall mean the Trust Company or any bank or trust company appointed to register ownership and transfers of Receipts or the deposited Preferred Stock, as the case may be, as herein provided.

SECTION 1.32.  “S&P” shall have the meaning set forth in Section 2.03 hereof.

SECTION 1.33.  “Securities Act” shall mean the Securities Act of 1933, as amended.

SECTION 1.34.  “Signature Guarantee” shall have the meaning set forth in Section 2.05 hereof.

SECTION 1.35.  “Special Optional Redemption Date” shall have the meaning set forth in Section 2.03 hereof.

SECTION 1.36.  “Special Optional Redemption Price” shall have the meaning set forth in Section 2.03 hereof

SECTION 1.37.  “Special Optional Redemption Right” shall have the meaning set forth in Section 2.03 hereof

SECTION 1.38.  “Transfer Agent” shall mean the Trust Company or any bank or trust company appointed to transfer the Receipts or the deposited Preferred Stock, as the case may be, as herein provided.

SECTION 1.39.  “Trust Company” shall have the meaning set forth in the Preamble hereto.

It is understood that all Depositary Shares, Preferred Stock or Receipts referenced in this Agreement shall be issued in book-entry form. Any references to “certificates” of or to “certificated” Depositary Share, Preferred Stock or Receipt shall mean such Depositary Share, Preferred Stock or Receipt, as the case may be, issued in book-entry form unless actual certificates are issued.

Article II

FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND
 DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

SECTION 2.01.  Form and Transferability of Receipts. Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement).  Pending the preparation of definitive Receipts, the Depositary, upon and pursuant to, the written order of the Company, delivered in compliance with Section 2.02, shall be authorized and instructed to, and shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts.  If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay.  After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder.  Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized to, and shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary Receipt or Receipts; provided that, the Depositary has been provided with all necessary information that it may reasonably request in order to execute and deliver the definitive Receipts.  Such exchange shall be made at the Company’s expense and without any charge therefor.  Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock deposited, as definitive Receipts.

Any Receipts to be executed by the Depositary pursuant to this Deposit Agreement shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized signatory of the Registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence.  The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

Receipts shall be in denominations of any number of whole Depositary Shares.  All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange or interdealer quotation system upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement), in each case, as directed by the Company.

Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery of such Receipt with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.05, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to dividends or other distributions, the exercise of any redemption or voting rights or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02.  Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary in uncertificated book entry form, 23,000 shares of Preferred Stock, registered in the name of the Depositary, together with (a) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, including the resolutions of the Board of Directors of the Company, as certified by the Secretary or any Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to issuance and sale of the Preferred Stock, (b) an opinion letter of counsel to the Company containing customary opinions relating to (i) the existence and good standing of the Company, (ii) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable, and (iii) the effectiveness of the registration statement under the Securities Act relating to the Depositary Shares, and (c) a written letter of instruction of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Stock.  The Depositary acknowledges receipt of the aforementioned 23,000 shares of Preferred Stock and related documentation and agrees to hold such deposited Preferred Stock in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine.  The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Preferred Stock deposited hereunder and the Trust Company hereby accepts such appointment, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, the Trust Company will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Stock held by it by notation, book-entry or other appropriate method.  The Trust Company, in such capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

If required by the Depositary, Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any distribution or right to subscribe for additional Preferred Stock or to receive other property that any person in whose name the Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Upon receipt by the Depositary of Preferred Stock deposited hereunder in book‑entry form, together with the other documents specified above, and upon registering such Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons.  The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.

Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Articles Supplementary, as such may be amended.

The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

SECTION 2.03.  Optional Redemption of Preferred Stock for Cash. Except as otherwise set forth in this Section 2.03, shares of the Preferred Stock are not redeemable prior to January 27, 2020.  However, in order to ensure that the Company remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes in accordance with the Charter, the Preferred Stock, together with all other Capital Stock (as defined in the Charter), shall be subject to the provisions of Article VII of the Charter.  On or after January 27, 2020, if the Company shall elect to redeem shares of deposited Preferred Stock for cash in accordance with the provisions of Section 5 of the Articles Supplementary (the “Optional Redemption Right”), it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days’ prior written notice of the date of such proposed redemption and of the number of such shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Articles Supplementary, including the amount of all accrued and unpaid dividends thereon to, but not including, the date fixed for redemption.  The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the “Optional Redemption Date”), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the sufficiency of notice or validity of the proceedings for redemption except as to a holder to whom notice was defective or not given.  A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received the redemption notice.  The Company shall provide the Depositary with such notice, and each such notice shall state: (a) the Optional Redemption Date; (b) the redemption price; (c) any conditions of redemption; (d) the number of shares of Preferred Stock and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (e) the place or places where Receipts evidencing the Depositary Shares to be redeemed are to be surrendered for payment of the redemption price payable on the Optional Redemption Date; (f) the procedure for surrendering noncertificated shares of Preferred Stock and Depositary Shares for payment of the redemption price; and (g) that from and after the Optional Redemption Date dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue.  Notwithstanding the foregoing, if the Depositary Shares are held in global form, such notice shall comply with applicable procedures of The Depositary Trust Company (“DTC”).  If fewer than all of the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by lot.  If such redemption is to be by lot and, as a result of such redemption, any holder of a number of Depositary Shares would become a holder of a number of Depositary Shares resulting in a violation of the Aggregate Stock Ownership Limit because such holder’s Depositary Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company will redeem the requisite number of Depositary Shares of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

In addition to the foregoing, upon the occurrence of a Change of Control (as defined in the Articles Supplementary), the Company shall have the option to redeem the Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred for cash in accordance with the Articles Supplementary (the “Special Optional Redemption Right”).  If the Company elects to exercise its Special Optional Redemption Right, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days’ prior written notice of the date of such proposed redemption and of the number of shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Articles Supplementary, including the amount of all accrued and unpaid dividends thereon to, but not including, the date fixed for redemption (the “Special Optional Redemption Price”).  The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the “Special Optional Redemption Date”), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the sufficiency of notice or validity of the proceedings for redemption except as to a holder to whom notice was defective or not given.  A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received the redemption notice.  If, prior to the Change of Control Conversion Date, each of the Company and the Depositary has provided notice of redemption with respect to the Preferred Stock (whether pursuant to the Optional Redemption Right or the Special Optional Redemption Right), the holders of Depositary Shares will not have the conversion right described below in Section 2.04.  The Company shall provide the Depositary with such notice, and each such notice shall state: (a) the Special Optional Redemption Date; (b) the Special Optional Redemption Price; (c) any conditions of redemption; (d) the number of shares of Preferred Stock and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (e) the place or places where Receipts evidencing the Depositary Shares to be redeemed are to be surrendered for payment of the redemption price payable on the Special Optional Redemption Date; (f) the procedure for surrendering the procedure for surrendering noncertificated shares of Preferred Stock and Depositary Shares for payment of the redemption price; (g) that from and after the Special Optional Redemption Date dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue; (h) that the shares of Preferred Stock and Depositary Shares are being redeemed pursuant to the Company’s Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (i) that the record holders of the Depositary Shares called for redemption will not will not be able direct the Depositary to tender such Preferred Stock for conversion in connection with the Change of Control and that each Depositary Share so tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the Special Optional Redemption Date instead of converted on the Change of Control Conversion Date.  Notwithstanding the foregoing, if the Depositary Shares are held in global form, such notice shall comply with applicable procedures of DTC.  If fewer than all of the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by lot.  If such redemption is to be by lot and, as a result of such redemption, any holder of a number of Depositary Shares would become a holder of a number of Depositary Shares resulting in a violation of the Aggregate Stock Ownership Limit because such holder’s Depositary Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company will redeem the requisite number of Depositary Shares of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

In the event that notice of redemption has been made as described in either of the two immediately preceding paragraphs and the Company shall then have paid or caused to be paid in full to Computershare the redemption price or Special Optional Redemption Price (as applicable and determined pursuant to the Articles Supplementary) of the Preferred Stock deposited with the Depositary to be redeemed (including any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the Optional Redemption Date or Special Optional Redemption Date, as applicable), the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock so called for redemption by the Company and from and after the Optional Redemption Date or Special Optional Redemption Date, as applicable, (unless the Company shall have failed to pay for the shares of Preferred Stock to be redeemed by it as set forth in the Company’s notice provided for in either of the two preceding paragraphs), all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price plus all accrued and unpaid dividends (whether or not declared) to, but not including, the Optional Redemption Date or Special Optional Redemption Date, as applicable) shall, to the extent of such Depositary Shares, cease and terminate.  Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price of $25.00 per Depositary Share plus all accrued and unpaid dividends (whether or not declared) to, but not including, the Optional Redemption Date or Special Optional Redemption Date, as applicable, except as set forth in the next paragraph below.  The foregoing shall be further subject to the terms and conditions of the Articles Supplementary.  In the event of any conflict between the provisions of this Deposit Agreement and the provisions of the Articles Supplementary, the provisions of the Articles Supplementary will govern and the Company will instruct the Depositary accordingly; provided, however, that under no circumstances will the Articles Supplementary be deemed to change or modify any of the rights, duties or immunities of the Depositary contained herein.

Notwithstanding anything to the contrary contained herein, the persons who are the holders of record of Depositary Shares at the close of business on a record date set for dividends on the underlying shares of Preferred Stock will be entitled to receive the dividend payable on the corresponding date set for payment of such dividend notwithstanding the redemption of those shares after such record date and on or prior to such date set for payment of such dividend and, in such case, the redemption price or Special Optional Redemption Price, as applicable, will not include such dividend, and the full amount of such dividend shall be paid on such date set for payment to the persons who were the holders of record at the close of business on such record date.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing such holder’s Depositary Shares evidenced by such prior Receipt that are not called for redemption.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the close of business on the day the Company first publicly announces the redemption of Preferred Stock and ending at the close of business on the day the Depositary mails the notices of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the preceding paragraph of this Section 2.03.

All funds received by Computershare under this Deposit Agreement that are to be distributed or applied by Computershare in the performance of its services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor's Corporation (“S&P”) or Moody's Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Company shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, except for any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

SECTION 2.04.  Optional Conversion Upon a Change of Control.  Shares of Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Company, except as provided in the Articles Supplementary.  Upon the occurrence of a Change of Control, each holder of Depositary Shares shall have the right, unless, prior to the Change of Control Conversion Date, each of the Company and the Depositary has provided notice of the Company’s election to redeem the Preferred Stock pursuant to Section 2.03, to direct the Depositary to convert some or all of the Preferred Stock represented by such Depositary Shares held by such holder on the Change of Control Conversion Date in accordance with and subject to the provisions set forth in the Articles Supplementary.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted to cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Depositary Shares shall receive upon conversion of the underlying Preferred Stock the kind and amount of Alternative Form Consideration which such holder of Depositary Shares would have owned or been entitled to receive upon the Change of Control had such holder of Depositary Shares held a number of shares of Common Stock equal to the Common Stock Conversion Consideration applicable to the Preferred Stock represented by such Depositary Shares immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that each of the holders of Depositary Shares underlying the Preferred Stock shall receive shall be the form and proportion of the aggregate consideration elected by the holders of the Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

No fractional shares of Common Stock shall be issued upon the conversion of Preferred Stock.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

Within 15 days following the occurrence of a Change of Control, unless each of the Company and the Depositary has provided notice of the Company’s election to redeem such Preferred Stock pursuant to Section 2.03 hereof, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered by the Depositary to the holders of record of the Depositary Shares. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Preferred Stock except as to a holder to whom notice was defective or not given.  Each notice shall state: (a) the events constituting the Change of Control; (b) the date of the Change of Control; (c) the last date on which the holders of Depositary Shares underlying Preferred Stock may direct the Depositary to exercise their Change of Control Conversion Right; (d) the method and period for calculating the Common Stock Price; (e) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (f) that if, prior to the Change of Control Conversion Date, each of the Company and the Depositary has provided notice of the Company’s election to redeem all or any portion of the outstanding shares of the Preferred Stock to the Depositary, the holder of such shares will not be able to direct the Depositary to convert such shares of Preferred Stock and such shares of Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (g) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Depositary Share and share of Preferred Stock; (h) the name and address of the paying agent and the conversion agent (which, unless the Company otherwise directs in writing, shall be the Depositary); and (i) the procedures that the holders of Depositary Shares must follow to exercise the Change of Control Conversion Right.

In order to exercise the Change of Control Conversion Right, a holder of Depositary Shares shall be required to deliver written notice to the Depositary to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (to the extent such shares are certificated) evidencing the underlying shares of Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Transfer Agent.  Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Preferred Stock to be converted; and (iii) that the shares of Preferred Stock are to be converted pursuant to the applicable terms of the Preferred Stock. Notwithstanding the foregoing, if the shares of Preferred Stock are held in global form, such notice shall comply with applicable procedures of DTC.

Holders of Depositary Shares may instruct the Depositary to withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Depositary, which the Depositary shall simultaneously deliver to the Transfer Agent, prior to the close of business on the Business Day prior to the Change of Control Conversion Date.  The notice of withdrawal must state: (i) the number of withdrawn shares of Preferred Stock; (ii) if certificated shares of Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Preferred Stock; and (iii) the number of shares of Preferred Stock, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the shares of Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

Shares of Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, each of the Company and the Depositary has provided notice of the Company’s election to redeem such Preferred Stock pursuant to Section 2.03 hereof.

The Depositary, on behalf of the Company, shall deliver the applicable Conversion Consideration to the holders of Depositary Shares no later than the third Business Day following the Change of Control Conversion Date.  Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion shall be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

Notwithstanding anything to the contrary contained herein, no holder of Depositary Shares will be entitled to convert Preferred Stock into Common Stock to the extent that receipt of such Common Stock would cause such holder (or any other person) to violate any of the restrictions on constructive and beneficial ownership contained in Article VII of the Charter.

Notwithstanding anything to the contrary contained herein, the persons who are the holders of record of Depositary Shares at the close of business on a the record date set for dividends on the underlying shares of Preferred Stock will be entitled to receive the dividend payable on the corresponding date set for payment of such dividend notwithstanding the conversion of those shares after such record date and on or prior to such date set for payment of such dividend and, in such case, the full amount of such dividend shall be paid on such date set for payment to the persons who were the holders of record at the close of business on such record date.

SECTION 2.05.  Registration of Transfers of Receipts.  The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Receipts and the Trust Company hereby accepts such appointment, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and including a guarantee of the signature thereon by a participant in a signature guarantee medallion program approved by the Securities Transfer Association (a “Signature Guarantee”), together with evidence of the payment of any transfer taxes as may be required by applicable law.  The Trust Company, in such capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.  Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.06.  Combinations and Split-ups of Receipt.  Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, and the receipt by the Depositary of all other necessary information and documents, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.07.  Surrender of Receipts and Withdrawal of Preferred Stock.  Any holder of a Receipt or Receipts may withdraw any or all of the deposited Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals (provided that a holder of a Receipt or Receipts may not withdraw such Preferred Stock (or money and other property, if any, represented thereby) which have previously been called for redemption).  After such surrender, without unreasonable delay (provided that the Company has provided the Depositary with all necessary documentation and a sufficient amount of cash), the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of such Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor.  If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.05) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares.  Delivery of such Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by a properly executed instrument of transfer or endorsement.  In no event shall fractional shares of Preferred Stock be delivered upon surrender of Receipts to the Depositary.

If the deposited Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank with a Signature Guarantee.

The Depositary shall deliver or cause to be delivered the deposited Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

SECTION 2.08.  Limitations on Execution and Delivery, Transfer, Split-up, Combination.  As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other charge with respect thereto (including any such tax or charge with respect to the Preferred Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature), including a Signature Guarantee; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

The deposit of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of applicable law or of any government or governmental body or commission, or under any provision of this Deposit Agreement.

SECTION 2.09.  Lost Receipts, etc.  In case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary shall, absent notice that such Receipt has been acquired by a bona fide purchaser, execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with (i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of such holder’s ownership thereof, and (ii) reasonable indemnification to the Depositary and the provision of an open penalty surety bond, in each case, satisfactory to the Depositary and the Company and holding the Depositary and the Company harmless.  Applicants for such substitute Receipts shall also comply with such other reasonable regulations and pay such other reasonable expenses and charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

SECTION 2.10.  Cancellation and Destruction of Surrendered Receipts.  All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

SECTION 2.11.  Receipts Issuable in Global Registered Form.  If the Company shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, if instructed and provided with all necessary information, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Receipts to be represented by such Global Registered Receipt or Receipts and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Company or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Company, the Depositary and any director, officer, employee or agent of the Company or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Company and the Depositary or Computershare, as appropriate, shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Company authorizing and directing the Depositary to execute and deliver the individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver, individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate par value equal to the aggregate par value of the Global Registered Receipt in exchange for such Global Registered Receipt.  The Depositary shall have no duties, obligations or liability under this paragraph unless and until such written order have been received by the Depositary.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section 2.11 shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the Persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Company determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of any Letter of Representations.

Article III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence, Signature Guarantee, or other information and to execute such certificates and to  make such other representations and warranties as the Depositary or the Company may reasonably deem necessary or proper.  The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

SECTION 3.02.  Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to Computershare of certain fees and expenses, and taxes or other charges to the extent provided in Section 5.09, or provide evidence reasonably satisfactory to Computershare that such fees and expenses have been paid.  Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any distribution may be withheld, and any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale).  Any distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.03.  Representations and Warranties as to Preferred Stock.  In the case of the initial deposit of the Preferred Stock hereunder, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Stock under this Deposit Agreement, shall be deemed thereby to represent and warrant that such Preferred Stock and each book-entry notation therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Preferred Stock, when issued, will be validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

SECTION 3.04.  Representation and Warranty as to Receipts and Depositary Shares.  The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/100th fractional interest in a share of deposited Preferred Stock represented by such Depositary Share.  Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.

Article IV

THE PREFERRED STOCK; NOTICES

SECTION 4.01.  Dividends and Other Cash Distributions.  Whenever Computershare shall receive any dividend or other cash distributions on the deposited Preferred Stock, including any cash received upon redemption of any shares of Preferred Stock pursuant to Section 2.03, Computershare shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that, in case the Company or Computershare shall be required by law to withhold and shall withhold from any cash distribution in respect of the Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly.  Computershare shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to record holders of Receipts then outstanding.  Prior to any such distribution, to the extent the Depositary does not have the requisite tax form from a holder, the Depositary may require such holder to provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN, Form W-8EXP, Form W-8IMY, Form W8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended (or any successor provision), may require withholding by the Depositary of a portion of any of the distribution to be made hereunder.

SECTION 4.02.  Distributions Other Than Cash.  Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution.  If in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.  The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.  The Company shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in order to be freely transferable, and the securities (if any) are validly issued, fully paid and non-assessable.

SECTION 4.03.  Subscription Rights, Preferences or Privileges.  If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, the offering of such rights, preferences or privileges shall in each such instance be communicated to the Depositary and thereafter made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper.  The net proceeds of any such sale shall, subject to Section 3.01 and Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.  The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered in order to be freely transferable.

If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until (x) such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and (y) such securities are validly issued, fully paid and non-assessable, and the Company shall have provided to the Depositary an opinion of counsel to such effect.

If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees to use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any Section of this Deposit Agreement unless and until it has received such notification.

SECTION 4.04.  Notice of Distributions; Fixing of Record Date for Holders of Receipts.  Whenever any dividend or other cash distributions shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Stock are entitled to vote or of which holders of such Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of such Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date, if any, fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Receipts (a) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (b) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (c) whose Depositary Shares are to be so redeemed.

SECTION 4.05.  Voting Rights.  Upon receipt of notice of any meeting at which the holders of deposited Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares evidenced by the Receipts and (iii) a brief statement as to the manner in which such instructions may be given.  Upon the written request of a holder of a Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  To the extent any such instructions request the voting of a fractional interest of a share of deposited Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests.  Each share of Preferred Stock is entitled to one vote per $2,500.00 of liquidation preference and, accordingly, each Depositary Share is entitled to 1/100th of a vote.  The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted.  In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.  The Depositary shall not be required to exercise discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

SECTION 4.06.  Changes Affecting Preferred Stock and Reclassifications, Recapitalizations, etc.  Upon any change in par or stated value, split-up, combination or any other reclassification of Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company’s assets, the Depositary shall, upon the written instructions of the Company setting forth any of the following adjustments, (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one share of Preferred Stock and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock, in each case as may be required by or as is consistent with the provisions of the Articles Supplementary to fully reflect the effects of such change in liquidation preference, split-up, combination or other reclassification of stock, or of such recapitalization, reorganization, merger, amalgamation, consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Preferred Stock. In any such case the Depositary may, upon the written instructions of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.  Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash which such Preferred Stock might have been exchanged or surrendered into or for immediately prior to the effective date of such transaction, subject to any subsequent change in par or stated value, split-up, combination or other reclassification or any subsequent recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets.  The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Stock for securities or property or cash of the surviving corporation in connection with the transactions set forth above.  The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

SECTION 4.07.  Inspection of Reports.  The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Stock and made generally available to the holders of the Preferred Stock.  In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.05.

SECTION 4.08.  Lists of Receipt Holders.  Promptly upon request from time to time by the Company, at the sole expense of the Company, the Depositary or Registrar, as applicable, shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary or Registrar, as applicable.

SECTION 4.09.  Tax and Regulatory Compliance.  The Depositary shall be responsible for (i) preparing and mailing of Form 1099s for all open and closed accounts, (ii) all applicable withholding related to payments made with respect to the Receipts, including, without limitation, withholding required pursuant to Sections 1441, 1442, 1445 and 3406 of the Internal Revenue Code of 1986, as amended, (iii) mailing Form W-9s to new holders of Receipts without a certified taxpayer identification number, (iv) processing certified Form W-9s, (v) preparing and filing of state information returns and (vi) providing escheatment services.

SECTION 4.10.  Withholding.  Notwithstanding any other provision of this Deposit Agreement to the contrary, in the event that the Depositary determines that any distribution in property is subject to any tax or charge which the Depositary is obligated by applicable law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and Computershare shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to have Computershare effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.

Article V

THE DEPOSITARY AND THE COMPANY

SECTION 5.01.  Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar.  The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

The Depositary or Registrar, as applicable, shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law.  The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder. The Depositary may maintain such books in customary electronic form.

If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, or quoted on any interdealer quotation system, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such stock exchange or quotation system.  Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company.  If the Receipts, such Depositary Shares or such Preferred Stock are listed on one or more other stock exchanges or quotation systems, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Stock as may be required by applicable law or applicable stock exchange or quotation system regulations.

SECTION 5.02.  Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.  None of the Depositary, any Depositary’s Agent, any Transfer Agent, Registrar or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent, Transfer Agent or the Registrar, by reason of any provision, present or future, of the Charter or the Articles Supplementary or, in the case of the Company, the Depositary, the Depositary’s Agent, Transfer Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Transfer Agent or Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Transfer Agent or Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03.  Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company.  Each of the Depositary, any Depositary’s Agent, any Transfer Agent or Registrar shall use commercially reasonable efforts within reasonable time limits to insure the accuracy of all services performed pursuant to this Deposit Agreement.  None of the Depositary, any Depositary’s Agent, any Transfer Agent or Registrar or the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the performance of such duties as are specifically set forth in this Deposit Agreement.

None of the Depositary, any Depositary’s Agent, any Transfer Agent or Registrar or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.

None of the Depositary, any Depositary’s Agent, any Transfer Agent or Registrar or the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it to be competent to give such advice or information.  The Depositary, any Depositary’s Agent, any Transfer Agent or Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

In the event the Depositary, any Depositary’s Agent or any Transfer Agent or Registrar shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, such party shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

The Depositary, the Depositary’s Agent, any Transfer Agent or Registrar shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) of the Depositary.  The Depositary undertakes, and any Registrar or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or Transfer Agent.

The Depositary, any Depositary’s Agent, the Transfer Agent, and the Registrar, and each of their parents, affiliates, or subsidiaries may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary’s Agent, Transfer Agent or Registrar hereunder.  The Depositary, any Depositary’s Agent, the Transfer Agent, or the Registrar may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

The Company represents that it has registered the deposited Preferred Stock and the Depositary Shares for sale in accordance with applicable securities laws.

In the event the Depositary, the Depositary’s Agent or any Registrar or Transfer Agent believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent, or Registrar shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall be fully protected and shall incur no liability to any person from refraining from taking such action, absent bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), unless and until (1)the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (2)the Depositary, the Depositary’s Agent, Transfer Agent or Registrar receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar.

Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the Chairman of the Company’s board of directors, any Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Comptroller, any Assistant Comptroller, the Secretary or any Assistant Secretary of the Company and delivered to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate.  The Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law.  The Depositary shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

The Depositary, the Depositary’s Agent, Transfer Agent or Registrar will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Preferred Stock or Depositary Shares.

Notwithstanding anything herein to the contrary, no amendment to the Articles Supplementary shall affect the rights, duties, obligations or immunities of the Depositary, Transfer Agent, the Depositary’s Agent or Registrar hereunder.

The Depositary, any Depositary’s Agent, Transfer Agent, and any Registrar hereunder:

(i)             shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii)            shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)           shall not be obligated to take any legal or other action hereunder; if, however, such party determines to take any legal or other action hereunder, and, where the taking of such action might in such party's judgment subject or expose it to any expense or liability, such party shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv)          may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar and believed by such party to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v)           may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to such party’s actions covered by this Deposit Agreement (or supplementing or qualifying any such actions), of officers of the Company;

(vi)           may consult counsel satisfactory to it  (who may be an employee of the Depositary), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by such party hereunder in accordance with the advice of such counsel;

(vii)          shall not be called upon at any time to advise any person with respect to the Preferred Stock, Depositary Shares or Receipts;

(viii)        shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Preferred Stock, Depositary Shares or Receipts; and

(ix)           shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

The obligations of the Company and the rights of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.  Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the holders of Receipts.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus (when combined with each of its direct and indirect parents and subsidiaries) of at least $50,000,000.  If a successor depositary shall not have been appointed and have accepted such appointment in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts.  Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or other entity to which all or a substantial part of the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act.  Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

SECTION 5.05.  Notices, Reports and Documents.  The Company agrees that it will deliver to the Depositary, and the Depositary, if requested in writing by the Company, will promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange or interdealer quotation system upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or quoted or by the Charter and the Articles Supplementary to be furnished by the Company to holders of the deposited Preferred Stock and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Articles Supplementary and the form of Preferred Stock.  Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.  In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.

SECTION 5.06.  Indemnification by the Company.  The Company agrees to indemnify the Depositary, any Depositary’s Agent and any Registrar or Transfer Agent against, and hold each of them harmless from, any loss, liability, damage, costs and expenses (including reasonable attorneys’ fees) that may arise out of, or in connection with, its acting as Depositary, Depositary’s Agent, Transfer Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence, or bad faith (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of any such person or persons.  The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. Notwithstanding anything contained herein to the contrary, the Depositary’s, any Depositary’s Agent’s, any Registrar’s or Transfer Agent’s aggregate liability hereunder with respect to, arising from, or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Depositary as fees and charges under this Deposit Agreement or otherwise, but not including reimbursable expenses, during the six (6) calendar months immediately preceding the event for which recovery from the Depositary is being sought.

SECTION 5.07.  [Reserved].

SECTION 5.08.  Damages.  Neither the Depositary nor any Depositary’s Agent, any Registrar or Transfer Agent shall be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits (collectively, “Special Damages”), occasioned by breach of any provision of this Deposit Agreement by such party even if apprised of the possibility of such damages.  The Company shall not be liable to the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent for Special Damages occasioned by breach of any provision of this Deposit Agreement by the Company even if apprised of the possibility of such damages.

SECTION 5.09.  Fees, Charges and Expenses.  No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.09.  The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement.  The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Stock at the option of the Company and all withdrawals of the Preferred Stock by holders of Receipts.  All other transfer and other taxes and governmental charges shall be at the expense of the holders of Receipts.  If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof.  Upon approval of such cost by such holder, such holder will thereafter be liable for the charges and expenses related to such performance.  All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid by the Company only after prior consultation and agreement between the Depositary and the Company and consent by the Company to the incurrence of such expenses.  The Depositary (and, if applicable, the Transfer Agent, Calculation Agent and Registrar) shall present its statement for fees and expenses to the Company at such intervals as the Company and the Depositary may agree.

Article VI

AMENDMENT AND TERMINATION

SECTION 6.01.  Amendment.  The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least 66 2/3% of the Depositary Shares then outstanding.  In no event shall any amendment impair the right, subject to the provisions of Section 2.07 and Section 2.08 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Stock and all money and other property if any, represented thereby, except in order to comply with mandatory provisions of applicable law.  Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.  As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 6.01.  Notwithstanding anything to the contrary contained herein, the Depositary may, but shall not be obligated to, enter into any amendment that affects its own rights, duties, obligations, responsibilities, liabilities and indemnities hereunder.

SECTION 6.02.  Termination.  This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary if (i) such termination is necessary to preserve the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provision), or (ii) the holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole shares of deposited Preferred Stock represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt.  In the event that this Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company hereby agrees to use its reasonable best efforts to list or quote the Preferred Stock issued upon surrender of the Receipt evidencing the Depositary Shares represented thereby on a national securities exchange or interdealer quotation system.  This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or converted pursuant to Section 2.04 or (ii) there shall have been made a final distribution in respect of the deposited Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar or Transfer Agent under Sections 5.03, 5.06, and 5.09.

Article VII

MISCELLANEOUS

SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile or PDF shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.  Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.

SECTION 7.02.  Exclusive Benefits of Parties.  This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

SECTION 7.03.  Invalidity of Provisions.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.

SECTION 7.04.  Notices.  Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed as follows:

If to the Company to:

CorEnergy Infrastructure Trust, Inc.
Attn: Rebecca M. Sandring  – Chief Accounting Officer and Secretary
1110 Walnut, Suite 3350
Kansas City, Missouri 64106
Fax: (816) 875-5875

or at any other address of which the Company shall have notified the Depositary in writing.

Any notices to be given to the Depositary, Transfer Agent or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile confirmed by letter, addressed to the Depositary at the Corporate Office to the attention of the General Counsel.

Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail, or by facsimile shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile message) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Company may, however, act upon any facsimile message received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile message shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.05.  Depositary’s Agents.  The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents.  The Depositary will notify the Company of any such action. The Depositary shall not be answerable or accountable for any act, default, neglect or misconduct of any such Depositary’s Agent or for any loss to the Corporation or any other Person resulting from any such act, default, neglect or misconduct, absent willful misconduct, gross negligence or bad faith in the selection and continued employment thereof (each as determined by a final judgment of a court of competent jurisdiction).

SECTION 7.06.  Holders of Receipts Are Parties.  The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

SECTION 7.07.  Governing Law.  This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles thereof.

SECTION 7.08.  Inspection of Deposit Agreement and Articles Supplementary.  Copies of this Deposit Agreement and the Articles Supplementary shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary’s Agents, if any, by any holder of any Receipt.

SECTION 7.09.  Headings.  The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

SECTION 7.10.  Further Assurances.  The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

SECTION 7.11.  Confidentiality.  The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public record holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement including the fees for services shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

IN WITNESS WHEREOF, CorEnergy Infrastructure Trust, Inc., Computershare Trust Company, N.A., and Computershare Inc. have caused this Deposit Agreement to be duly executed on their behalf as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

CORENERGY INFRASTRUCTURE TRUST, INC.

By:
Name: Rebecca M. Sandring
Title: Chief Accounting Officer and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.
as Depositary, Transfer Agent and Registrar

By:
Name:
Title:

COMPUTERSHARE INC.,
as Depositary

By:
Name:
Title:

Temporary Receipt Exchangeable for Definitive Engraved Receipt When Ready for Delivery

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH REPRESENTING 1/100th
OF A SHARE OF 7.375% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
OF
CORENERGY INFRASTRUCTURE TRUST, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

DEPOSITARY RECEIPT

THIS DEPOSITARY RECEIPT IS TRANSFERABLE
IN CANTON, MA AND NEW YORK, NY

CUSIP  21870U 304

SEE REVERSE FOR CERTAIN DEFINITIONS

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., JOINTLY AS DEPOSITARY (THE “DEPOSITARY”), hereby certify that ______________ is the registered owner of _______________ Depositary Shares (“Depositary Shares”), each Depositary Share representing 1/100th of one share of 7.375% Series A Cumulative Redeemable Preferred Stock (the “Stock”), of CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of January 27, 2015 (the “Deposit Agreement”), among the Corporation, the Depositary and all holders from time to time of Depositary Receipts.  By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.  This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual and/or facsimile signature of a duly authorized officer.

The Corporation is authorized to issue Common Stock and one or more series or classes of Preferred Stock.  The Corporation will furnish without charge to each receiptholder, who so requests in writing, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof, a copy of the Corporation’s Charter and Bylaws, and a copy of the Deposit Agreement.  Any such request shall be made to the Corporation’s Secretary, 1110 Walnut, Suite 3350, Kansas City, Missouri 64106, (telephone (816) 875-3705), Attention:  Secretary.

This Depositary Receipt is continued on the reverse hereof and the additional provisions therein set forth (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.

DATED:    DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED: COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., AS DEPOSITARY By:

AUTHORIZED SIGNATURE

IMPORTANT NOTICE—RESTRICTIONS ON TRANSFER AND OWNERSHIP

The Depositary Shares represented by this Depositary Receipt are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

CORENERGY INFRASTRUCTURE TRUST, INC.

1.              THE DEPOSIT AGREEMENT.  Depositary Receipts, of which this Depositary Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of January 27, 2015 (the “Deposit Agreement”), among the Corporation, the Depositary and all holders from time to time of Depositary Receipts.  The Deposit Agreement (copies of which are on file at the principal office maintained by the Depositary which at the time of the execution of the Deposit Agreement is located at Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021 (the “Corporate Office”) and at the office of any agent of the Depositary) sets forth the rights of holders of Depositary Receipts and the rights and duties of the Depositary.  The statements made on the face and the reverse of this Depositary Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.  In the event of any conflict between the provisions of this Depositary Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

2.              DEFINITIONS.  Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.

3.              REDEMPTION OF PREFERRED STOCK.  Except in connection with (i) the Ownership Limits in the Charter to preserve the Corporation’s qualification as a REIT or (ii) the Special Optional Redemption Right discussed below, shares of the Preferred Stock generally are not redeemable prior to January 27, 2020.  On or after January 27, 2020, the Corporation may elect at any time to redeem shares of deposited Preferred Stock for cash.  Additionally, upon the occurrence of a Change of Control (as defined in the Articles Supplementary), the Corporation shall have a Special Optional Redemption Right to redeem the Preferred Stock within 120 days after the first date on which Change of Control occurred for cash as described in the Articles Supplementary.  If the Corporation elects to exercise either its basic redemption right or the Special Optional Redemption Right described in the preceding sentence, it shall in either case (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 days’ prior written notice of the date of such proposed redemption and of the number of such shares of Preferred Stock held by the Depositary to be so redeemed and the applicable redemption price, including the amount of all accrued and unpaid dividends thereon to, but not including, the date fixed for redemption.  The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares, to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary.  On the date of any such redemption, the Depositary shall redeem the number of Depositary Shares representing such redeemed Preferred Stock; provided, that the Corporation shall then have paid or caused to be paid in full to the Depositary the redemption price of the Preferred Stock to be redeemed, plus all accrued and unpaid dividends payable with respect thereto to, but not including, the date of any such redemption.  Notwithstanding anything herein to the contrary, however, holders of record of Depositary Shares at the close of business on a record date set for dividends on the underlying shares of Preferred Stock will receive the dividend payable on the corresponding date set for payment of such dividend notwithstanding the redemption of those shares after such record date and on or prior to such dividend payment date.  If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be determined 4.pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by lot.  If such redemption is to be by lot and, as a result of such redemption, any holder of a number of Depositary Shares would become a holder of a number of Depositary Shares resulting in a violation of the Aggregate Stock Ownership Limit because such holder’s Depositary Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company will redeem the requisite number of Depositary Shares of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.  Notice having been mailed as aforesaid, from and after the redemption date (unless the Corporation shall have failed to provide the funds necessary to redeem the shares of Preferred Stock represented by the Depositary Shares called for redemption), all dividends on the shares of Preferred Stock so called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the redemption price plus all accrued and unpaid dividends to, but not including, the applicable redemption date) shall, to the extent of such Depositary Shares, cease and terminate.  Upon surrender in accordance with said notice of the Depositary Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the shares of Preferred Stock as the fraction each Depositary Share represents of a share of Preferred Stock plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of accrued and unpaid dividends to, but not including, the redemption date on the shares of Preferred Stock to be so redeemed.  The foregoing is further subject to the terms and conditions of the Articles Supplementary.  If fewer than all of the Depositary Shares evidenced by this Depositary Receipt are called for redemption, the Depositary will deliver to the holder of this Depositary Receipt upon its surrender to the Depositary, together with the redemption payment, a new Depositary Receipt evidencing the Depositary Shares evidenced by such prior Depositary Receipt and not called for redemption.

4.             CONVERSION OF PREFERRED STOCK UPON A CHANGE OF CONTROL.  Upon a Change of Control, each holder of Depositary Shares representing the Preferred Stock will have the right (unless the Corporation has provided notice of its election to redeem the Depositary Shares) to direct the Depositary, on such holder’s behalf, to convert some or all of the shares of Preferred Stock represented by the Depositary Shares to be converted into the Conversion Consideration, in accordance with and subject to the Articles Supplementary.  Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered by the Depositary to the holders of record of the Depositary Shares.  In order to exercise the Change of Control Conversion Right, a holder of Depositary Shares must provide a notice containing prescribed information to the Depositary on or before the close of business on the Change of Control Conversion Date.  Holders may withdraw any notice of such exercise (in whole or in part) by written notice to the Depositary prior to the close of business on the Business Day prior to the Change of Control Conversion Date.  The Depositary shall deliver the applicable Conversion Consideration to the holders of Depositary Shares exercising such right no later than the third Business Day following the Change of Control Conversion Date.  No holder of Depositary Shares will be entitled to convert Preferred Stock to the extent that such would cause the holder (or any other person) to exceed to the Aggregate Stock Ownership Limit or Common Stock Ownership Limit contained in the Charter unless the Corporation provides an exception.  The foregoing is further subject to the terms and conditions of the Articles Supplementary.

5.              SURRENDER OF DEPOSITARY RECEIPTS AND WITHDRAWAL OF PREFERRED STOCK.  The holder hereof may withdraw any or all of the deposited Preferred Stock represented by the Depositary Shares evidenced hereby and all money and other property, if any, represented by such Depositary Shares by surrendering this Depositary Receipt at the Corporate Office or at such other office as the Depositary may designate for such withdrawals.  After such surrender, without unreasonable delay, the Depositary shall deliver to the holder hereof, or to the person or persons designated by the holder hereof in accordance with the Deposit Agreement, the number of whole shares of such Preferred Stock and all such money and other property, if any, underlying the Depositary Shares evidenced by this Depositary Receipt surrendered for withdrawal, but the holder of such whole shares of Preferred Stock shall not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Shares therefor.  However, if this Depositary Receipt evidences a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder a new Depositary Receipt or Depositary Receipts evidencing such excess number of Depositary Shares.  In no event shall fractional shares of Preferred Stock be delivered upon surrender of Receipts to the Depositary.

6.             TRANSFERS, SPLIT-UPS, COMBINATIONS.  Subject to the Deposit Agreement, this Depositary Receipt is transferable on the books of the Depositary upon surrender of this Depositary Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Depositary Receipt or Depositary Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement.  This Depositary Receipt may be split into other Depositary Receipts or combined with other Depositary Receipts into one Depositary Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing a fractional Depositary Share.

7.              CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC., OF DEPOSITARY RECEIPTS.  Prior to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of this Depositary Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the Deposit Agreement.

8.              SUSPENSION OF DELIVERY, TRANSFER, ETC.  The deposit of Preferred Stock may be refused, the delivery of this Depositary Receipt against Preferred Stock may be suspended, the registration of transfer of Depositary Receipts may be refused, and the registration of transfer, split-up, combination, surrender, exchange or redemption of this Depositary Receipt may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of applicable law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

9.              AMENDMENT.  The form of the Depositary Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any Depositary or Registrar or Transfer Agent payable by the Corporation) that shall materially and adversely alter the rights of holders of Depositary Receipts shall be effective unless such amendment shall have been approved by the holders of Depositary Receipts evidencing at least 66 2/3% of the Depositary Shares then outstanding.  The holder of this Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the holder of Depositary Shares to surrender this Depositary Receipt evidencing the Depositary Shares with instructions to the Depositary to deliver to the holder the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

10.            CHARGES AND EXPENSES.  The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

11.            TITLE TO DEPOSITARY RECEIPTS.  Title to this Depositary Receipt, when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

12.            DIVIDENDS AND DISTRIBUTIONS.  Whenever the Depositary shall receive any dividend or other cash distributions on the Preferred Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Depositary Receipts such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in case the Corporation or the Depositary shall be required by law to withhold and does withhold from any cash distribution in respect of the Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly.  The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

13.            SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES.  If the Corporation shall at any time offer or cause to be offered to the persons in whose name Preferred Stock is registered on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Depositary Receipts in such manner as the Corporation shall instruct.

14.            NOTICE OF DISTRIBUTIONS, FIXING OF RECORD DATE.  Whenever (i) any dividend or other distributions shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, (ii) the Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice or (iii) the Depositary shall receive notice of any election on the part of the Corporation to redeem any shares of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date, if any, as the record date fixed by the Corporation with respect to the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (z) whose Depositary Shares are to be so redeemed.

15.            VOTING RIGHTS.  Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the Preferred Stock represented by their respective Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given.  Upon the written request of a holder of this Depositary Receipt on such record date the Depositary shall vote or cause to be voted the Preferred Stock represented by the Depositary Shares evidenced by this Depositary Receipt in accordance with the instructions set forth in such request.  The Corporation hereby agrees to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted.  In the absence of specific instructions from the holder of this Depositary Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by this Depositary Receipt.

16.           REPORTS, INSPECTION OF TRANSFER BOOKS.  The Depositary shall transmit to the record holders of Depositary Receipts copies of all reports and communications received from the Corporation that are received by the Depositary as the holder of Preferred Stock.  The Depositary shall keep books at the Corporate Office for the registration and transfer of Depositary Receipts, which books at all reasonable times will be open for inspection by the record holders of Depositary Receipts as provided by applicable law.

17.            LIABILITY OF THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION.  None of the Depositary, any Depositary’s Agent, the Registrar or the Corporation shall incur any liability to any holder of this Depositary Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any governmental authority or, in the case of the Depositary, any Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Charter or the Articles Supplementary or, in the case of the Corporation, the Depositary, any Depositary’s Agent or the Registrar, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Registrar or the Corporation shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Registrar or the Corporation incur any liability to any holder of this Depositary Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

18.           OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION.  None of the Depositary, any Depositary’s Agent, the Registrar or the Corporation assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Depositary Receipt to the holder hereof or other persons, other than for its gross negligence, willful misconduct or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). None of the Depositary, any Depositary’s Agent, the Registrar or the Corporation shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preferred Stock, Depositary Shares or Depositary Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.  None of the Depositary, any Depositary’s Agent, the Registrar or the Corporation will be liable for any action or failure to act by it in reliance upon the written advice of or information from legal counsel or accountants or information provided by any person presenting Preferred Stock for deposit, any holder of any Depositary Receipt or any other person believed by it to be competent to give such advice or information.

19.           TERMINATION OF DEPOSIT AGREEMENT.  The Deposit Agreement may be terminated by the Corporation upon not less than 30 days’ prior written notice to the Depositary if (i) such termination is necessary to preserve the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provision), or (ii) the holders of a majority of the Depositary Receipts consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Depositary Receipt, upon surrender of the Depositary Receipt held by such holder, such number of whole shares of deposited Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Depositary Receipt.  Upon the termination of the Deposit Agreement, the Corporation shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.03, 5.06 and 5.09 of the Deposit Agreement.

20.           GOVERNING LAW.  The Deposit Agreement and this Depositary Receipt and all rights thereunder and hereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

The following abbreviations, when used in the inscription on the face of this Depositary Receipt shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common
TEN ENT =  as tenants by the entireties
JT TEN =      as joint tenants with right of survivorship and not as
                        tenants in common

UNIF GIFT MIN ACT—_________________ Custodian _________________
                                                      (Cust)                                                        (Minor)

under Uniform Gifts to Minors Act _________________
                                                                          (State)

        UNIF TRF MIN ACT—______________ Custodian (until age____) ______________
                                                         (Cust)                                                                     (Minor)

under Uniform Transfers to Minors Act ______________
                                                                               (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE.

______________________________________________________________________________

______________________________________________________________________________
                            (Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________________________________

__________________________________________________________________ Depositary Shares

evidenced by the within Depositary Receipt, and do hereby irrevocably constitute and appoint

________________________________________________________________________ Attorney

to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated _______________________, 20_________

Signature: _______________________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of this depositary receipt in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed Medallion Guaranty Stamp:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011.  If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.